UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2021

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EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-38365	47-1178401
(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (917) 289-1117

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2021, Eyenovia, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with SVB Leerink LLC (“SVB Leerink”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30 million through SVB Leerink as its sales agent. The issuance and sale of shares, if any, of Common Stock by the Company under the Agreement will be pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-229365) filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2019 (the “Registration Statement”) and declared effective by the SEC on February 12, 2019, the prospectus supplement relating to the Offering filed with the SEC on May 14, 2021, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

Subject to the terms and conditions of the Agreement, SVB Leerink may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. SVB Leerink will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay SVB Leerink a commission equal to three percent (3.0%) of the gross sales proceeds of any Common Stock sold through SVB Leerink under the Agreement, and also has provided SVB Leerink with certain indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The opinion of Wyrick Robbins Yates & Ponton LLP, the Company’s legal counsel, regarding the validity of the shares of Common Stock to be offered and sold under the Agreement is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)       The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

1.1	Sales Agreement, dated as of May 14, 2021, between Eyenovia, Inc. and SVB Leerink LLC.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: May 14, 2021	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer